UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2015

ECHO GLOBAL LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34470	20-5001120
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 West Chicago Avenue Suite 725
Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

(800) 354-7993

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 1, 2015, Echo Global Logistics, Inc. (the “Company”) and Command Transportation, LLC (“Command” and together with the Company, the “Borrowers”) entered into the Revolving Credit and Security Agreement (the “New Credit Agreement”), among the Company and Command, as co-borrowers, PNC Bank, National Association, as administrative agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., each as co-syndication agents, and the lenders from time to time party thereto.  The New Credit Agreement replaces the Company’s current Credit Agreement, dated as of May 2, 2014, by and among the Company, the lenders party thereto, and PNC Bank, National Association, as Administrative Agent (the “Prior Credit Agreement”), and provides for a senior secured revolving credit facility in an initial aggregate principal amount of up to $200 million (the “ABL Facility”).  The initial aggregate principal amount under the ABL Facility may be increased from time to time by an additional $100 million to a maximum aggregate principal amount of $300 million; provided that only four increases are permitted during the life of the loan and if, for each increase, certain requirements are satisfied.  The Company’s obligations under the New Credit Agreement are secured, on a first lien priority basis, by certain working capital assets.

Interest is payable at a rate per annum equal to, at the option of the Company, any of the following, plus, in each case, an applicable margin: (a) a base rate determined by reference to the highest of (1) the federal funds effective rate, plus 0.50%, (2) the base commercial lending rate of PNC Bank, National Association and (3) a daily LIBOR rate, plus 1.00%; (b) a LIBOR rate determined by reference to the costs of funds for deposits in the relevant currency for the interest period relevant to such borrowing adjusted for certain additional costs; or (c) a daily LIBOR rate.  The applicable margin will be 0.25% to 0.75% for borrowings at the base rate and 1.25% to 1.75% for borrowings at the LIBOR rate, in each case, based on the excess availability under the ABL Facility. The Company will also be required to pay a commitment fee in respect of the unutilized commitments under the revolving credit facility of between 0.25% and 0.375% based on the excess availability for the prior calendar quarter under the ABL Facility.

The terms of the ABL Facility include various covenants, including a covenant that requires the Borrowers to maintain a fixed charge coverage ratio at any time (a) a specified default occurs or (b) if excess availability falls below certain specified levels.

Borrowings under the ABL Facility may be used (a) to pay fees and expenses relating to the New Credit Agreement, (b) to pay a portion of the purchase price for the Command Acquisition (as defined below), (c) for working capital and other general corporate purposes and (d) to reimburse drawings under letters of credit.

The description of the New Credit Agreement set forth above is qualified in its entirety by reference to the New Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement

On June 1, 2015, concurrently with the Company’s entry into the New Credit Agreement as described in Item 1.01 hereto, the Company terminated its Prior Credit Agreement and repaid all outstanding borrowings thereunder in full.

Item 2.01.  Completion of Acquisition or Disposition of Assets

On June 1, 2015, the Company announced that it had completed the acquisition of all of the outstanding membership units of Command, resulting in Command becoming a wholly-owned subsidiary of the Company (the “Command Acquisition”).  The Company completed the Command Acquisition pursuant to the previously disclosed Unit Purchase Agreement, dated as of April 20, 2015, by and among the Company, Command, the members of Command (the “Sellers”), Paul Loeb, as sellers’ representative, and Paul Loeb, in his individual capacity, for a purchase price of approximately $420 million, subject to post-closing adjustments for working capital and cash.

$15 million of the purchase price was paid in the form of 503,829 shares of common stock of the Company issued to one of the Sellers pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).  $10 million of the purchase price was paid in the form of 335,882 shares of restricted common stock of the Company issued to 33 employees of Command as employment inducement awards pursuant to NASDAQ Listing Rule 5635(c)(4).  Additionally, at the closing, the Company issued 167,944 shares of restricted common stock to two of the Sellers who entered into new employment agreements with the Company as employment inducement awards pursuant to NASDAQ Listing Rule 5635(c)(4).

The Company financed the purchase price for the Command Acquisition, in part, through the proceeds of its previously announced offerings of shares of its common stock and its convertible notes. The Company financed the remainder of the purchase price for the Command Acquisition with drawings under the ABL Facility.

On June 1, 2015, the Company issued a press release announcing the closing of the Command Acquisition.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(a)         Financial Statements of Businesses Acquired.

In connection with the Command Acquisition, the Company previously filed consolidated audited financial statements of Command composed of the consolidated balance sheets as of December 31, 2014, 2013 and 2012, the related consolidated statements of operations and members’ equity and cash flows for each of the years in the three-year period ended December 31, 2014 and the related notes to the consolidated financial statements, which are included as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Any additional financial statements required to be filed as an exhibit to this Current Report on Form 8-K will be filed by amendment within 71 days of the date on which this Current Report on Form 8-K was required to be filed with the Securities and Exchange Commission (the “SEC”).

(b)         Pro Forma Financial Information.

In connection with the Command Acquisition, the Company previously filed the unaudited pro forma condensed combined financial information of the Company as of and for the year ended December 31, 2014, giving effect to the Command Acquisition, which are included as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

Any additional pro forma financial information required to be filed as an exhibit to this Current Report on Form 8-K will be filed by amendment within 71 days of the date on which this Current Report on Form 8-K was required to be filed with the SEC.

(d) Exhibits:

Exhibit Number	Exhibit Description

2.1

Unit Purchase Agreement, dated as of April 20, 2015, by and among Echo Global Logistics, Inc., Command Transportation, LLC, the members of Command Transportation, LLC, Paul Loeb, as sellers’ representative, and Paul Loeb, in his individual capacity (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 21, 2015).

10.1

Revolving Credit and Security Agreement, among Echo Global Logistics, Inc. and Command Transportation, LLC, as co-borrowers, PNC Bank, National Association, as administrative agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., each as co-syndication agents, and the lenders from time to time party thereto.

99.1	Press Release, June 1, 2015, announcing the closing of the Command Acquisition.
99.2

Consolidated financial statements of Command Transportation, LLC and Subsidiary as of December 31, 2014, 2013 and 2012 and for the years then ended (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 27, 2015).

99.3

Unaudited pro forma condensed combined financial information of Echo Global Logistics, Inc. as of and for the year ended December 31, 2014, giving effect to the Command Acquisition (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 27, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO GLOBAL LOGISTICS, INC.

Dated: June 1, 2015	By:	/s/ Kyle Sauers
	Name:	Kyle Sauers
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

2.1

Unit Purchase Agreement, dated as of April 20, 2015, by and among Echo Global Logistics, Inc., Command Transportation, LLC, the members of Command Transportation, LLC, Paul Loeb, as sellers’ representative, and Paul Loeb, in his individual capacity (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 21, 2015).

10.1

Revolving Credit and Security Agreement, among Echo Global Logistics, Inc. and Command Transportation, LLC, as co-borrowers, PNC Bank, National Association, as administrative agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., each as co-syndication agents, and the lenders from time to time party thereto.

99.1	Press Release, June 1, 2015, announcing the closing of the Command Acquisition.
99.2

Consolidated financial statements of Command Transportation, LLC and Subsidiary as of December 31, 2014, 2013 and 2012 and for the years then ended (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 27, 2015).

99.3

Unaudited pro forma condensed combined financial information of Echo Global Logistics, Inc. as of and for the year ended December 31, 2014, giving effect to the Command Acquisition (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 27, 2015).